As filed with the Securities and Exchange Commission on February 19, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Ste. 101, Northville, MI	48167
(Address of Principal Executive Offices)	(Zip Code)

AMERIGON INCORPORATED 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel R. Coker, President and CEO

21680 Haggerty Rd., Ste. 101

Northville, MI 48167

(Name and address of agent for service)

(248) 504-0500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value	1,800,000 shares	$9.97 (2)	$17,946,000	$1,279.55

(1)	Only the additional shares being registered hereunder are included for purposes of computing the registration fee. The filing fee with respect to the 1,800,000 shares of common stock issuable under the Amerigon Incorporated 2006 Equity Incentive Plan that were registered on January 9, 2007 was previously paid.
(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high ($10.24) and low ($9.70) sales prices of the common shares, as quoted on The Nasdaq Global Market, on February 16, 2010, a date within 5 business days prior to the date of filing of this registration statement.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,800,000 shares of the Registrant’s Common Stock, no par value per share, to be issued under the Amerigon Incorporated 2006 Equity Incentive Plan. The amendment to the 2006 Equity Incentive Plan to permit the additional 1,800,000 shares described above was approved by the Registrant’s stockholders on May 14, 2009. This registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-139868, filed by the Registrant on January 9, 2007.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Rights Agreement dated January 26, 2009 by and between the Company and Computershare Trust Company, N.A., as Rights Agent (1)

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included after the signature of the Registrant contained in this Registration Statement)

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed January 27, 2009 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on February 19, 2010.

AMERIGON INCORPORATED

By:	/s/ BARRY G. STEELE
Barry G. Steele,
Its:	Vice-President of Finance,
Chief Financial Officer,
Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of AMERIGON INCORPORATED, a Michigan corporation (the “Company”), hereby constitutes and appoints Daniel R. Coker and Barry G. Steele, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of an additional 1,800,000 of the Company’s Common Shares to be issued pursuant to the Amerigon Incorporated 2006 Equity Incentive Plan and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DANIEL R. COKER	Director, President	February 19, 2010
Daniel R. Coker	and Chief Executive Officer
(Principal Executive Officer)

/s/ BARRY G. STEELE	Vice President of Finance, Chief Financial,	February 19, 2010
Barry G. Steele	Officer, Treasurer and Secretary (Principal
Financial Officer and Principal Accounting Officer)

/s/ OSCAR B. MARX III	Director, Chairman of the Board	February 19, 2010
Oscar B. Marx III

/s/ LON E. BELL	Director	February 19, 2010
Lon E. Bell

/s/ FRANCOIS J. CASTAING	Director	February 19, 2010
Francois J. Castaing

/s/ JOHN M. DEVINE	Director	February 19, 2010
John M. Devine

/s/ MAURICE E.P. GUNDERSON	Director	February 19, 2010
Maurice E.P. Gunderson

/s/ JAMES J. PAULSEN	Director	February 19, 2010
James J. Paulsen

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Rights Agreement dated January 26, 2009 by and between the Company and Computershare Trust Company, N.A., as Rights Agent (1)

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included after the signature of the Registrant contained in this Registration Statement)

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed January 27, 2009 and incorporated herein by reference.